Exhibit 99.1

Augmedix Reports Fourth Quarter and Full Year 2021 Financial Results

SAN FRANCISCO, Calif. –– Augmedix, Inc. (Nasdaq: AUGX), a leading provider of automated medical documentation and data services, today reported financial results for the three months ended December 31, 2021.

“We are pleased with the progress we made in 2021, as we continued to execute well across our strategic initiatives and finished the year by delivering our strongest quarter to date,” said Manny Krakaris, Chief Executive Officer at Augmedix. “The fourth quarter was highlighted by our accelerated revenue growth, gross margin expansion, and meaningful progress along our path to a fully-automated medical note. Our highly differentiated approach to the medical note creation process has positioned us well for the large market opportunity ahead, and we look forward to building upon our momentum in 2022.”

Fourth Quarter 2021 Financial and Operational Highlights

All comparisons, unless otherwise noted, are to the three months ended December 31, 2020.

●	Total revenue was $6.6 million, an increase of 45% compared to $4.5 million.

●	Dollar-based Net Revenue Retention was 135% for our Health Enterprise customers compared to 122% in the third quarter of 2021.

●	GAAP Gross Margin increased 50 basis points to 44.7% compared to 44.2%.

●	GAAP Operating Expenses were $7.8 million compared to $5.6 million. Non-GAAP operating expenses, which excludes stock-based compensation and one-time items in both periods, grew 40% to $7.2 million compared to $5.1 million.

●	GAAP Net Loss was $5.5 million compared to $3.8 million.

●	EBITDA losses were $4.6 million compared to $3.3 million. Adjusted EBITDA losses were $3.8 million compared to $2.8 million, which excludes stock-based compensation in both periods and one-time transaction costs and the compensation accrual catch-up.

●	Cash and restricted cash as of December 31, 2021, was $41.6 million compared to $23.0 million as of December 31,2020.

Full Year 2021 Financial and Operational Highlights

All comparisons, unless otherwise noted, are to the twelve months ended December 31, 2020.

●	Total revenue was $22.2 million, an increase of 34% compared to $16.5 million.

●	Dollar-based Net Revenue Retention was 124% for our Health Enterprise customers compared to 114%.

●	GAAP Gross Margin expanded 390 basis points to 45.1% compared to 41.2% as we drove operating efficiency through our platform and our Notes gross margin increased with scale.

●	GAAP Operating Expenses were $27.9 million compared to $20.5 million. Non-GAAP operating expenses, which excludes stock-based compensation and one-time items in both periods, grew 42% to $26.7 million compared to $18.8 million.

●	GAAP Net Loss was $17.9 million compared to $15.6 million.

●	EBITDA losses were $14.6 million compared to $13.2 million. Adjusted EBITDA losses, which excludes stock-based compensation in both periods and one-time items such as transaction related expenses, the compensation accrual catch-up, and PPP loan forgiveness, increased to $15.3 million from $11.4 million.

Adjusted gross margin, Adjusted operating expenses, EBITDA and Adjusted EBITDA are a Non-GAAP financial measure. See “Non-GAAP Financial Measures.”

Conference Call

Augmedix will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Monday, March 21, 2022, to discuss its fourth quarter and full year 2021 financial results. The conference call can be accessed by dialing + 1-877-407-3982 for U.S. participants or +1 (201) 493-6780 for international participants and referencing conference ID # 13726968. Interested parties may access a live and archived webcast of the event on the “Investor Relations” section of the Company’s website at: ir.augmedix.com.

Definition of Key Metrics

Dollar-Based Net Revenue Retention: We define a “Health Enterprise” as a company or network of doctors that has at least 50 clinicians currently employed or affiliated that could utilize our services. Dollar-based net revenue retention is determined as the revenue from Health Enterprises as of twelve months prior to such period end as compared to revenue from these same Health Enterprises as of the current period end, or current period revenue. Current period revenue includes any expansion or new products and is net of contraction or churn over the trailing twelve months but excludes revenue from new Health Enterprises in the current period. We believe growth in dollar-based net revenue retention is a key indicator of the performance of our business as it demonstrates our ability to increase revenue across our existing customer base through expansion of users and products, as well as our ability to retain existing customers.

Clinicians in Service: We define a clinician in service as an individual doctor, nurse practitioner or other healthcare professional using our services. We average the month-end number of clinicians in service for all months in the measurement period and the number of clinicians in service at the end of the month immediately preceding the measurement period. We believe growth in the number of clinicians in service is an indicator of the performance of our business as it demonstrates our ability to penetrate the market and grow our business.

About Augmedix

Augmedix, Inc. (Nasdaq: AUGX) provides automated medical documentation and data services to large healthcare systems and physician practices, supporting medical offices, clinics, hospitals, emergency departments, and telemedicine nationwide. The Company’s Ambient Automation Platform converts the natural conversation between physicians and patients into timely and comprehensive medical notes and performs a suite of related data services. These services relieve physicians of administrative burdens to enable more time for patient care. Augmedix’s proprietary platform uses automatic speech recognition, natural language processing and clinical datasets to capture the ambient visit conversation and generate a structured medical note. The structured medical note data is then used to deliver additional data services. Quality is assured by trained medical documentation specialists. To learn more about Augmedix, visit augmedix.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: adjusted cost of revenue, adjusted gross profit, adjusted gross margin, non-GAAP operating expenses, EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results, like one-time transaction costs related to the reverse merger and OTC listing. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding our meaningful progress along our path to a fully-automated medical note, our highly differentiated approach to the medical note creation process positioning us well for the large market opportunity ahead, and our looking forward to building upon our momentum in 2022. Forward-looking statements are based on management’s expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our most recent Form 10-K/A filed with the Securities and Exchange Commission on June 30, 2021 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; the impact of current and future laws and regulations; the impact of the COVID-19 crisis on our business, results of operations and future growth prospects. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:

Caroline Paul

Gilmartin Group

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

AUGMEDIX, INC.

Condensed Consolidated Statements of Operations

(Unaudited,  in thousands except Average Clinicians in Service)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$6,577	$4,543	$22,165	$16,483
Cost of revenues	3,640	2,536	12,158	9,689
Gross profit	2,937	2,007	10,007	6,794
Operating expenses
General and administrative	3,772	3,086	13,759	11,567
Sales and marketing	2,049	1,453	7,508	4,398
Research and development	1,943	1,037	6,678	4,522
Total operating expenses	7,764	5,576	27,945	20,487
Loss from operations	(4,827)	(3,569)	(17,938)	(13,693)

Other income (expense), net	(624)	(221)	87	(1,911)
Net loss	$(5,451)	$(3,790)	$(17,851)	$(15,604)

Average Clinicians in Service	881	590	750	555

AUGMEDIX, INC.

Reconciliation of GAAP to Non-GAAP Metrics

(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Stock Based Compensation Expense
Cost of revenues	$20	$17	$95	$31
General and administrative	284	86	935	444
Sales and marketing	29	62	116	127
Research and development	61	12	241	66
Total stock-based compensation expense	$394	$177	$1,387	$668

Net loss	$(5,451)	$(3,790)	$(17,851)	$(15,604)
Interest expense	613	256	2,498	1,453
Tax	47	9	47	108
Depreciation and Amortization	168	221	691	867
EBITDA	$(4,623)	$(3,304)	$(14,615)	$(13,176)
Stock-based compensation expense	394	177	1,387	668
Transaction related expense	-	314	(73)	1,067
Less: PPP Loan Forgiveness	-	-	(2,180)	-
Less: Lease Provision Write Off	-	-	(259)	-
Post Employment Benefit Fund Catchup	391	-	391	-
Adjusted EBITDA	$(3,838)	$(2,813)	$(15,349)	$(11,441)

GAAP Cost of Revenues	$3,640	$2,536	$12,158	$9,689
Less: Stock-based compensation expense	20	17	95	31
Lease Provision Write Off	-	-	(82)	-
Less: Post Employment Benefit Fund Catchup	153	-	153	-
Adjusted cost of revenues	3,467	2,519	11,992	9,658
Non-GAAP Gross Profit	$3,110	$2,023	$10,173	$6,825
Adjusted gross margin	47.3%	44.5%	45.9%	41.4%
GAAP gross margin	44.7%	44.2%	45.1%	41.2%

GAAP Operating Expenses	$7,765	$5,576	$27,945	$20,487
Less: Stock-based compensation expense	374	160	1,292	637
Lease Provision Write Off	-	-	(177)	-
Less: Post Employment Benefit Fund Catchup	238	-	238	-
Less: Transaction related expense	-	314	(73)	1,067
Non-GAAP Operating Expenses	$7,153	$5,102	$26,665	$18,783

AUGMEDIX, INC.

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

	Year Ended
	December 31,
	2021	2020
Assets
Cash & Restricted cash	$41,587	$22,973
Accounts Receivable, Net	7,178	2,693
Other Assets	2,918	2,269
Total Assets	$51,683	$27,935

Liabilities & Stockholders’ Equity
Liabilities
Accounts Payable	$1,365	$259
Deferred Revenues	6,238	5,439
Debt Payable	14,837	14,951
Other Liabilities	5,559	4,162
Total Liabilities	$27,999	$24,811
Stockholders’ Equity	$23,684	$3,124
Total Liabilities & Stockholders’ Equity	$51,683	$27,935

AUGMEDIX, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Cash Flows from Operating Activities	$(5,282)	$(4,100)	$(18,592)	$(14,399)
Cash Flows from Investing Activities	(188)	(220)	(611)	(647)
Cash Flows from Financing Activities	35,946	23,864	37,827	26,417
Effect of exchange rate changes on cash and restricted cash	(7)	-	(10)	(1)
Net Increase in Cash	$30,469	$19,544	$18,614	$11,370
Cash and Restricted Cash at the beginning of the period	$11,118	$3,429	$22,973	$11,603
Cash and Restricted Cash at the end of the period	$41,587	$22,973	$41,587	$22,973